Charter
COMMUNICATIONS

CHARTER COMMUNICATIONS, INC.
400 WASHINGTON BLVD.
STAMFORD, CT 06902

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on February 25, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. New York City time on February 25, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60443-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHARTER COMMUNICATIONS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

	For	Against	Abstain
1. A proposal to approve the Agreement and Plan of Merger, dated as of November 12, 2024, by and among Charter Communications, Inc. ("Charter"), Liberty Broadband Corporation ("Liberty Broadband"), Fusion Merger Sub 1, LLC ("Merger LLC"), a wholly owned subsidiary of Charter, and Fusion Merger Sub 2, Inc. ("Merger Sub"), a wholly owned subsidiary of Merger LLC, and the transactions contemplated thereby, including the merger of Merger Sub with and into Liberty Broadband (the "merger") (the "Charter merger proposal").	☐	☐	☐
2. A proposal to approve the issuance of shares of Charter Class A common stock, par value $0.001 per share, and Charter Series A cumulative redeemable preferred stock, par value $0.001 per share, in connection with the combination (including in respect to Liberty Broadband equity awards) (the "share issuance proposal").	☐	☐	☐
3. A proposal to approve the adjournment of the Charter special meeting from time to time to solicit additional proxies in favor of the Charter merger proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Charter merger proposal or the share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the "Charter adjournment proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof in accordance with Charter's bylaws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V60444-TBD

CHARTER COMMUNICATIONS, INC.
Special Meeting of Stockholders
February 26, 2025 9:00 a.m. New York City time
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Christopher L. Winfrey, Jamal H. Haughton and Thomas E. Proost or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of Charter Communications, Inc. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. New York City time on February 26, 2025, at 400 Washington Blvd., Stamford, Connecticut 06902, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Continued and to be signed on reverse side

Charter COMMUNICATIONS

CHARTER COMMUNICATIONS, INC.
400 WASHINGTON BLVD.
STAMFORD, CT 06902

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. New York City time on February 25, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. New York City time on February 25, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60445-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CHARTER COMMUNICATIONS, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:

		For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger, dated as of November 12, 2024, by and among Charter Communications, Inc. (“Charter”), Liberty Broadband Corporation (“Liberty Broadband”), Fusion Merger Sub 1, LLC ("Merger LLC"), a wholly owned subsidiary of Charter, and Fusion Merger Sub 2, Inc. ("Merger Sub"), a wholly owned subsidiary of Merger LLC, and the transactions contemplated thereby, including the merger of Merger Sub with and into Liberty Broadband (the “merger”) (the "Charter merger proposal").	☐	☐	☐
2.	A proposal to approve the issuance of shares of Charter Class A common stock, par value $0.001 per share, and Charter Series A cumulative redeemable preferred stock, par value $0.001 per share, in connection with the combination (including in respect to Liberty Broadband equity awards) (the "share issuance proposal").	☐	☐	☐
3.	A proposal to approve the adjournment of the Charter special meeting from time to time to solicit additional proxies in favor of the Charter merger proposal or the share issuance proposal if there are insufficient votes at the time of such adjournment to approve the Charter merger proposal or the share issuance proposal or if otherwise determined by the chairperson of the meeting to be necessary or appropriate (the "Charter adjournment proposal").	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof in accordance with Charter's bylaws.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement are available at www.proxyvote.com.

V60446-TBD

CHARTER COMMUNICATIONS, INC.
Special Meeting of Stockholders
February 26, 2025 9:00 a.m. New York City time
This proxy is solicited by the Board of Directors

The stockholders hereby appoint Christopher L. Winfrey, Jamal H. Haughton and Thomas E. Proost or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class B common stock of Charter Communications, Inc. that the stockholders are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. New York City time on February 26, 2025, at 400 Washington Blvd., Stamford, Connecticut 06902, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.

Continued and to be signed on reverse side